EXHIBIT 23.2

                                                        LAKE & ASSOCIATES, CPA'S

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1A, Amendment 4 of our report dated October 20, 2010 with respect to the audited financial statements of Dixie Foods International, Inc. for the period from May 11, 2010 (Inception) to August 31, 2010.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Lake & Associates, CPA's LLC
Lake & Associates, CPA's LLC
Schaumburg, Illinois
April 20, 2011


                                                           1905 Wright Boulevard
                                                            Schaumburg, IL 60193

                                                             Phone: 847.524.0800
                                                               Fax: 847.524.1655